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                                                                    EXHIBIT 5.1

                          CALFEE, HALTER & GRISWOLD
                       1400 McDonald Investment Center
                  800 Superior Avenue, Cleveland, Ohio 44114
                                 216/622-8200



                                September 9, 1996


Figgie International Inc.
4420 Sherwin Road
Willoughby, Ohio 44094


        We are familiar with the proceedings taken by Figgie International Inc., a Delaware corporation (the "Company"), with respect to 250,000 shares of Class A Common Stock, $.10 par value per share (the "Class A Shares"), and the 250,000 shares of Class B Common Stock, $.10 par value per share (the "Class B Shares") (collectively, the Class A Shares and the Class B Shares are referred to as the "Shares"), of the Company to be offered and sold from time to time pursuant to the Company's Savings Plan for Hourly Paid Employees (the "Plan"), as well as an indeterminate amount of participation interests ("Interests") in the Plan. As counsel for the Company and the Plan, we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Shares and the Interests under the Securities Act of 1933, as amended.

        In this connection, we have examined the Restated Certificate of Incorporation of the Company, as amended, and the By-Laws of the Company, as amended and restated, the records of proceedings of the Board of Directors and stockholders of the Company and such other records and documents as we have deemed necessary or advisable to render the opinion contained herein. Based upon our examination and inquiries, we are of the opinion that the Shares, when issued pursuant to the terms and conditions of the Plan, will be duly authorized, legally issued, fully paid and nonassessable.

        This opinion is intended solely for your use in the above-described transaction and may not be reproduced, filed publicly or relied upon by any other person for any purpose without the express written consent of the undersigned.

        This opinion is limited to the General Corporation Laws of the State of Delaware, and we express no view as to the effect of any other law on the opinion set forth herein.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                                        Respectfully submitted,


                                        CALFEE, HALTER & GRISWOLD


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